SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): May 13, 1998
                                                         ------------



                               C-PHONE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          NEW YORK                       0-24424                 06-1170506
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission)             (IRS Employer
     of Incorporation)                File Number)          Identification No.)




6714 NETHERLANDS DRIVE, WILMINGTON, NORTH CAROLINA                     28405
--------------------------------------------------------------------------------
     (Address of principal executive offices)                       (Zip Code)




       Registrant's telephone number, including area code: (910) 395-6100


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS


         (a) On May 13, 1998, C-Phone Corporation (the "Company") reduced the exercise price of the Company's outstanding common stock purchase warrants (the "Warrants"), expiring August 19, 1999, from $8.40 to $6.00 per share, in consideration for changing the expiration date thereof to May 21, 1998. On May 13, 1998, the holders of the Warrants irrevocably agreed to exercise all of the Warrants on or before the close of business on May 15, 1998. Pursuant thereto, Warrants to acquire an aggregate of 200,000 shares of common stock have been or will be exercised and the Company will receive aggregate proceeds of $1,200,000. The common stock being issued to the holders upon exercise of the Warrants (the "Warrant Shares") was issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the "Act"); however, a registration statement under the Act is in effect with respect to the resale of the Warrant Shares by the warrant holders.

         (b) On May 13, 1998, the Company announced that it has introduced a set-top device that provides internet access using a television set. A copy of such announcement is attached hereto as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c) Exhibits

             99.1  Press Release, dated May 13, 1998, of C-Phone Corporation.
             99.2  Press Release, dated May 14, 1998, of C-Phone Corporation.

                                   * * * * * *

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  C-PHONE CORPORATION


                                                  By: /s/ DANIEL P. FLOHR
                                                      -------------------
                                                          Daniel P. Flohr
                                                          President and Chief
                                                          Executive Officer
Date:  May 14, 1998


                                       2